Exhibit 21




            LIST OF SUBSIDIARIES OF PHILLIPS PETROLEUM COMPANY


Listed below are subsidiaries of the registrant at December 31, 1997. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.


                                                    State or Jurisdiction
                                                     in Which Subsidiary
                                                      Was Incorporated
         Name of Company                                or Organized
         ---------------                            ---------------------

66 Pipe Line Company                                      Delaware
American Olefins, Inc.                                    Delaware
GPM Anadarko Gathering Company                            Delaware
GPM Gas Corporation                                       Delaware
Phillips Alaska Natural Gas Corporation                   Delaware
Phillips China Inc.                                       Liberia
Phillips Coal Company                                     Nevada
Phillips Gas Company                                      Delaware
Phillips Investment Company                               Nevada
Phillips Oil Company (Nigeria) Limited                    Nigeria
Phillips Petroleum Canada Ltd.                            Canada
Phillips Petroleum Company Indonesia                      Delaware
Phillips Petroleum Company Norway                         Delaware
Phillips Petroleum Company United Kingdom Limited         England
Phillips Petroleum Company Western Hemisphere             Delaware
Phillips Petroleum International Corporation              Panama
Phillips Petroleum International Corporation Denmark      Cayman Islands
Phillips Petroleum International Investment Company       Delaware
Phillips Petroleum Resources, Ltd.                        Delaware
Phillips Petroleum Timor Sea Inc.                         Delaware
Phillips Petroleum Timor Sea Pty Ltd                      New South Wales
Phillips Petroleum UK Investment Corporation              Delaware
Phillips Petroleum Venezuela L.L.C.                       Delaware
Phillips Pipe Line Company                                Delaware
Phillips Pt. Arguello Production Company                  Delaware
Phillips Puerto Rico Core Inc.                            Delaware
Phillips Texas Pipeline Company, Ltd.                     Texas
Phillips-New Mexico Partners, L.P.                        Delaware
Phillips-San Juan Partners, L.P.                          Delaware
Sooner Insurance Company                                  Vermont
The Largo Company                                         Delaware
WesTTex 66 Pipeline Company                               Delaware